UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2004

Entrada Networks, Inc.
(Exact name of registrant as specified in its charter)

000-26952
(Commission File Number)

DELAWARE                        33-0676350
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

12 Morgan, Irvine, California 92618
(Address of principal executive offices, with zip code)

(949) 588-2070
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

Today we announced  our  receipt of  $500,000 in debt financing.

As part of this financing, the Company has issued a one-year 18% Promissory Note secured by the Company’s assets and warrants to purchase 500,000 shares of common stock at a price of $0.35 per share for three years with piggyback registration rights. The Company has the right to prepay the loan without any penalties.

Exhibit 99.10 is a complete copy of this press release.

ITEM 7. Financial Statements and Exhibits.

        (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits

Exhibit No.	Description
99.10	Press Release dated February 6, 2004

About Entrada Networks

Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon’s focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA. www.entradanetworks.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRADA NETWORKS, INC.
Date: February 6, 2004

/s/ Davinder Sethi
Davinder Sethi, Ph.D.
Chief Financial Officer
Chief Accounting Officer